UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________
FORM 8-K
___________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 5, 2018
___________________________________________
CARTER VALIDUS MISSION CRITICAL REIT, INC.
(Exact Name of Registrant as Specified in Its Charter)
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Maryland	000-54675	27-1550167
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
4890 West Kennedy Blvd.
Suite 650
Tampa, Florida 33609
(Address of principal executive offices)
(813) 287-0101
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
___________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 8.01    Other Events.
As previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission on December 29, 2017 (the "2017 NAV Form 8-K"), Carter Validus Mission Critical REIT, Inc. (the “Company”) sent a letter to its stockholders and a letter to broker-dealers and financial advisors announcing the Company's board of directors determination of an estimated net asset value (“NAV”) per share of $9.26 of the Company’s common stock (the “Estimated Per Share NAV”) as of September 30, 2017, which were attached as Exhibits 99.1 and 99.2 to the 2017 NAV Form 8-K.
The Company is providing additional information related to the Estimated Per Share NAV as follows:
The $0.76 decline in the Estimated Per Share NAV from September 30, 2016 to September 30, 2017, is the result of a number of factors, including a decline in valuation from the prior period of certain of the Company's properties including the Walnut Hill Medical Center, the Miami International Medical Center and the Cumberland Surgical Hospital as outlined below:

	Per Share Change
	$	%
Change in Portfolio Real Estate Value (1)	$(0.49)	(65.0)%
Other Offsets (2)	(0.16)	(21.2)%
Transaction Costs Associated with Data Center Sales	(0.11)	(13.8)%
	$(0.76)	(100.0)%
(1) While the change in Portfolio Real Estate Value above represents the change in the aggregate value of the Company's 84 properties owned as of September 30, 2017, the largest declines in value were the Walnut Hill Medical Center and the Miami International Medical Center. Further, the Company recently announced the completion of its disposition of a 14-property data center portfolio and of a 250,000 square foot data center in Chicago, IL, which were sold at a gain on investment at the portfolio level. Any appreciation from the original purchase price of these data center assets was reflected in the Company’s prior estimated per share NAV of $10.02 as of September 30, 2016 (the "2016 Estimated Per Share NAV"), and that the final sale prices reflect a decline from the 2016 Estimated Per Share NAV.
(2) Other Offsets include distributions in excess of earnings, which are due, in part, to write-offs and reserves associated with the Miami International Medical Center, the Walnut Hill Medical Center and the Cumberland Surgical Hospital.
The Company and Carter/Validus Advisors, LLC, the Company's external advisor (the "Advisor"), actively review the Company's portfolio through regular internal and external monitoring procedures and believe they engage the appropriate parties to ensure the best possible outcomes. To the extent that challenges or unforeseen events with specific assets arise, the Company believes it proactively addresses any issues with remedial actions such as negotiating lease modifications, seeking prospective re-tenanting opportunities, or making physical property enhancements. Due to the general risks associated with owning real estate, challenges may occur, however, and the Company seeks to deal with them using what it believes to be the best possible internal and external resources to preserve and maximize stockholder value.
Forward-Looking Statements
Certain statements contained in this Current Report on Form 8-K, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements include, but are not limited to, statements related to the Company’s expectations regarding the performance of its business and the Estimated Per Share NAV of the Company’s common stock. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, as updated by the Company’s subsequent Quarterly Reports on Form 10-Q for the periods ended March 31, 2017, June 30, 2017 and September 30, 2017, filed with the U.S. Securities and Exchange Commission. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this Current Report on Form 8-K and in the Company’s other filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise. Actual events may cause the value and returns on the Company’s investments to be less than that used for purposes of the Company’s Estimated Per Share NAV.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARTER VALIDUS MISSION CRITICAL REIT, INC.

Dated: January 5, 2018	By:	/s/ Todd M. Sakow
	Name:	Todd M. Sakow
	Title:	Chief Financial Officer

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